Exhibit 99.1
FCB Financial Holdings, Inc. Reports Record Third Quarter 2018 Financial Results
Weston, Fla. - FCB Financial Holdings, Inc. (NYSE:FCB) (the "Company") today reported third quarter 2018 net income of $43.5 million, or $0.89 per share on a fully diluted basis, and adjusted net income of $47.3 million, or $0.97 per share on a fully diluted basis. Net income rose 35% year-over-year and pre-tax income increased by 23% to $56.9 million. Adjusted net income rose 38% year-over-year and adjusted net income per diluted share rose 31%. This resulted in a ROA of 142 basis points and an adjusted ROA of 155 basis points.

•	Fully tax equivalent net revenue of $102.6 million;

•	Reported and Adjusted EPS of $0.89 and $0.97 per share, respectively, on a fully diluted basis;

•	New loan portfolio grew sequentially at an annualized rate of 20%;

•	New loan fundings of $491.0 million during the quarter;

•	Deposits grew sequentially at an annualized rate of 12%;

•	Reported and Adjusted Efficiency ratio of 41.4% and 37.3%, respectively;

•	Reported and Adjusted ROA of 142 and 155 basis points, respectively; and

•	Tangible book value per share was $26.29.
The Company views certain non-operating items, including, but not limited to, merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as adjustments to net income. Non-operating adjustments for the third quarter of 2018 primarily relate to merger related expenses associated with the pending merger with Synovus Financial Corp ("Synovus"). Non-operating adjustments include $3 million of transaction related expenses for our pending merger, $332 thousand data process and $292 thousand of other operating expense, as well as $184 thousand loss on investment securities. Additionally, the Company expects its 2018 annual GAAP tax rate to be between 20-23%.

The reconciliation of non-GAAP measures (including adjusted net income, adjusted efficiency ratio, adjusted ROA, tangible book value and tangible book value per share), which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, The third quarter of 2018 marks 23 consecutive quarters of improving core operating results. We are once again pleased with our results this quarter as we continued our organic momentum with over $400 million of loan growth and nearly $300 million of deposit growth. Our organic growth and customer centric approach continues to differentiate us in the market as Florida’s largest community banking company.
Loan Portfolio and Composition
During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $395.2 million to $9.3 billion as of September 30, 2018, an increase of 4.4% from $8.9 billion as of June 30, 2018, and 24% from $7.5 billion as of September 30, 2017.
The Bank’s new loan portfolio totaled $8.6 billion as of September 30, 2018, an increase of 5% from $8.2 billion as of June 30, 2018 and 20% from $7.2 billion as of September 30, 2017. Loan growth during the quarter was a result of $491.0 million of organic new loan fundings, consisting of $240.5 million of commercial and industrial, $204.3 million of commercial real estate and $46.2 million of residential and consumer. As of quarter end, the total syndicated portfolio continues to represent only 3% of total loans. As of September 30, 2018, new loans made up 93% of the total loan portfolio as compared to 92% and 96% as of June 30, 2018 and September 30, 2017, respectively.
The Bank’s acquired loan portfolio totaled $687.4 million as of September 30, 2018, a decrease of 2% from $702.4 million as of June 30, 2018 and an increase of 106% from $333.7 million as of September 30, 2017. The increase as compared to 2017 was driven by the acquisition of Floridian Community in March 2018. As of September 30, 2018, acquired loans made up 7% of our total loan portfolio as compared to 8% and 4% as of June 30, 2018 and September 30, 2017, respectively.
Asset Quality
The provision for loan losses of $2.2 million recorded for the third quarter of 2018 includes a $2.3 million provision for new loans and a recoupment of valuation allowance of $56 thousand for the acquired loan portfolio. The provision for new loans served to increase the related allowance to $50.1 million, or 0.58% of the $8.6 billion in new loans outstanding. The nonperforming new loan ratio as of September 30, 2018 was 0.09%.

Deposits and Borrowings
Deposits totaled $10.2 billion as of September 30, 2018, an increase of 3% from $9.9 billion as of June 30, 2018 and an increase of 25% from $8.1 billion as of September 30, 2017. Demand deposits represent 27% of total deposits as of September 30, 2018 as compared to 31% as of June 30, 2018 and September 30, 2017, respectively. The cost of deposits was 136 basis points for the quarter, representing a 15 basis point increase from the second quarter of 2018 and a 48 basis point increase from the third quarter of 2017. The primary driver of the increase over the periods is attributable to the Federal Reserve rate hikes in June and December 2017 and March, June and September 2018.
Net Interest Margin and Net Interest Income
The net interest margin for the third quarter of 2018 was 3.18%, a decrease of 7 basis points from the second quarter of 2018 and an increase of 1 basis points from the third quarter of 2017. The decrease from the second quarter of 2018 was due primarily to the 14 basis point increase in cost of interest-bearing liabilities and 33 basis point decrease in yield on acquired loans partially offset by 9 basis point increase in yield on new loans.
Net interest income totaled $92.6 million in the third quarter of 2018, an increase of 2% from $90.8 million in the second quarter of 2018 and an increase of 22% from $75.8 million in the third quarter of 2017. Interest income totaled $129.0 million for the third quarter of 2018, an increase of 5% from $122.6 million in the second quarter of 2018 and an increase of 33% from $96.8 million in the third quarter of 2017. Interest income from new loans increased by $6.3 million, or 7%, from the second quarter of 2018 due to yield expansion and continued growth in the new loan portfolio. Interest income on acquired loans decreased by $880 thousand, or 8%, from the second quarter due to attrition of the acquired loan portfolio. Interest expense was $36.4 million for the third quarter of 2018, an increase of 15% from $31.7 million in the second quarter of 2018 and an increase of 73% from $21.0 million in the third quarter of 2017. The increase from the second quarter of 2018 was a result of a 14 basis point increase on cost of interest-bearing liabilities associated with increased time deposit duration as well as the impact of the June and September 2018 Federal Reserve rate hikes on deposit costs.
Noninterest Income and Noninterest Expense
Noninterest income totaled $8.8 million for the third quarter of 2018 as compared to $8.0 million for the second quarter of 2018 and $8.4 million for the third quarter of 2017. The primary components of noninterest income for the quarter were loan and other fees, bank-owned life insurance income and service charges and fee income of $5.0 million, $1.4 million and $1.3 million, respectively.
Noninterest expense totaled $42.3 million for the third quarter of 2018, an increase of 3% from $40.9 million in the second quarter of 2018 and an increase of 20% from $35.2 million in the third quarter of 2017. Non-operating adjustments for the third quarter of 2018 primarily relate to merger related expenses associated with the pending acquisition by Synovus and the acquisition of Floridian Community that was completed on March 1, 2018. Non-operating adjustments include $3 million of transaction related expenses for our pending merger, $332 thousand data processing, and $292 thousand of other operating expense.
Financial Position
Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.0%, 10.4% and 12.2% for the third quarter of 2018 respectively, compared to 9.9%, 10.3% and 12.1% for the second quarter of 2018, respectively. Stockholders’ equity totaled $1.38 billion as of September 30, 2018, an increase of 3% from $1.34 billion as of June 30, 2018 due to net income of $43.5 million and an increase of $2.9 million of additional paid-in capital partially offset by an increase in accumulated other comprehensive loss of $5.8 million. The Company did not repurchase common stock during the quarter. Tangible book value per common share is $26.29 as of September 30, 2018.

Conference Call

Considering the pending merger with Synovus, the Company will not be hosting a conference call today to discuss earnings.
Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of FCB and Synovus. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, expects, can, could, may, predicts, potential, opportunity, should, will, estimate, plans, projects, continuing, ongoing, expects, seeks, intends and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, readers are cautioned not to place undue reliance on such statements. Factors that may cause such a difference include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate any definitive merger agreement between Synovus and FCB; the outcome of any legal proceedings that may be instituted against Synovus or FCB; the ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Synovus and FCB shareholders on the expected terms and schedule, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the FCB business or fully realizing cost savings and other benefits; the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite shareholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with FCB’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which FCB operates or anticipates doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks; certain risks and important factors that could affect FCB’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the SEC, including among other things under the heading Risk Factors in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted efficiency ratio, adjusted return-on-assets ("adjusted ROA"), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of adjusted net income and adjusted ROA, total net interest income, total noninterest income and total noninterest expense in the case of adjusted efficiency ratio, and total shareholders' equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of adjusted net income, adjusted efficiency ratio, and adjusted ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company's competitors. Neither Adjusted net income nor Adjusted ROA should be viewed as a substitute for net income, nor should Adjusted efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

FCB Financial Holdings, Inc. (NYSE: FCB) is the largest community banking company and the second largest Florida-based independent bank, and among the most highly capitalized banks in the state. Recently, FCB was ranked #8 among Forbes’ Best Banks in America, marking the second consecutive year FCB was included among the publication’s top 10 leading U.S. banks. FCB was also awarded a five-star rating from Bauer Financial™, FCB assets are more than $12 billion, with capital ratios that exceed regulatory standards. Since its founding in 2010, FCB has been steadfast in its commitment to delivering personalized service, innovation, and products and services equal to those offered by the national banks. Similarly, FCB recognizes the importance of community, fostering a corporate culture that promotes employee volunteerism at all levels, while supporting community-based programs and partnerships that help promote greater financial independence and improved quality of life for families. FCB serves individuals, businesses and communities across the state with 51 full-service banking centers from east to west, and from Daytona Beach to Miami-Dade. For more information, visit FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$104,137	$98,749	$87,466	$80,830	$76,465
Interest and dividends on investment securities	24,425	23,443	20,854	20,479	20,215
Other interest income	448	367	237	181	136
Total interest income	129,010	122,559	108,557	101,490	96,816
Interest expense:
Interest on deposits	33,300	28,448	23,649	19,789	17,134
Interest on borrowings	3,072	3,292	2,725	3,587	3,901
Total interest expense	36,372	31,740	26,374	23,376	21,035
Net interest income	92,638	90,819	82,183	78,114	75,781
Provision for loan losses	2,220	1,505	2,076	2,786	2,871
Net interest income after provision for loan losses	90,418	89,314	80,107	75,328	72,910
Noninterest income:
Service charges and fees	1,266	1,183	1,054	978	941
Loan and other fees	5,043	3,318	4,900	3,041	2,831
Bank-owned life insurance income	1,439	1,422	1,367	1,397	1,422
Income from resolution of acquired assets	202	327	74	425	466
Gain (loss) on sales of other real estate owned	(70)	8	105	(55)	(143)
Gain (loss) on investment securities	(184)	116	(1,404)	211	690
Other noninterest income	1,068	1,580	1,127	1,734	2,218
Total noninterest income	8,764	7,954	7,223	7,731	8,425
Noninterest expense:
Salaries and employee benefits	23,023	23,732	21,945	21,987	20,860
Occupancy and equipment expenses	4,012	4,302	3,558	3,447	3,283
Loan and other real estate related expenses	545	1,294	1,111	371	837
Professional services	3,929	1,141	2,265	1,690	1,390
Data processing and network	3,911	4,017	3,566	3,113	3,397
Regulatory assessments and insurance	2,564	2,196	2,497	2,280	2,330
Amortization of intangibles	371	370	294	255	256
Marketing and promotions	1,768	1,405	1,757	1,164	1,130
Other operating expenses	2,205	2,469	2,168	1,812	1,756
Total noninterest expense	42,328	40,926	39,161	36,119	35,239
Income before income tax expense	56,854	56,342	48,169	46,940	46,096
Income tax expense	13,374	13,608	8,070	27,976	13,936
Net income	$43,480	$42,734	$40,099	$18,964	$32,160
Earnings per share:
Basic	$0.93	$0.92	$0.89	$0.43	$0.74
Diluted	$0.89	$0.87	$0.84	$0.41	$0.70
Weighted average shares outstanding:
Basic	46,693,707	46,660,992	45,239,988	43,797,291	43,333,947
Diluted	48,804,871	48,979,864	47,579,309	46,565,439	46,189,468

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands)
Assets:
Cash and due from banks	$76,633	$93,226	$63,640	$60,787	$62,695
Interest-earning deposits in other banks	123,876	195,050	85,385	55,134	49,732
Investment securities:
Available for sale securities, at fair value	2,275,703	2,321,369	2,180,570	2,030,696	1,965,227
Preferred stock and other equity securities, at fair value	71,015	87,957	88,476	90,107	137,484
Federal Home Loan Bank and other bank stock, at cost	65,847	66,414	58,184	56,881	61,838
Total investment securities	2,412,565	2,475,740	2,327,230	2,177,684	2,164,549
Loans held for sale	980	2,323	4,167	12,736	13,503
Loans:
New loans	8,629,402	8,219,145	7,976,251	7,661,385	7,164,480
Acquired loans	687,406	702,428	728,141	316,399	333,725
Allowance for loan losses	(53,148)	(50,570)	(49,213)	(47,145)	(44,291)
Loans, net	9,263,660	8,871,003	8,655,179	7,930,639	7,453,914
Premises and equipment, net	42,645	42,075	39,424	36,144	35,741
Other real estate owned	10,534	11,159	14,072	14,906	17,599
Goodwill and other intangible assets	146,742	147,113	147,738	84,872	85,127
Deferred tax assets, net	40,743	38,914	34,933	27,043	51,521
Bank-owned life insurance	215,421	213,982	212,925	201,069	199,672
Other assets	99,557	101,714	77,420	76,065	95,279
Total assets	$12,433,356	$12,192,299	$11,662,113	$10,677,079	$10,229,332
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$1,577,741	$1,530,718	$1,478,837	$1,236,685	$1,242,562
Interest-bearing	4,225,178	4,642,679	4,770,265	4,830,525	4,486,085
Total transaction accounts	5,802,919	6,173,397	6,249,102	6,067,210	5,728,647
Time deposits	4,353,196	3,684,788	3,237,174	2,606,717	2,377,446
Total deposits	10,156,115	9,858,185	9,486,276	8,673,927	8,106,093
Borrowings	825,558	860,377	753,921	749,113	874,222
Other liabilities	74,197	136,806	117,774	74,867	92,944
Total liabilities	11,055,870	10,855,368	10,357,971	9,497,907	9,073,259

Stockholders’ Equity:
Class A common stock	50	49	49	47	46
Additional paid-in capital	1,040,358	1,037,436	1,034,687	933,960	924,462
Retained earnings	439,233	395,753	353,019	313,645	294,681
Accumulated other comprehensive income (loss)	(24,782)	(18,934)	(6,240)	8,893	14,257
Treasury stock, at cost	(77,373)	(77,373)	(77,373)	(77,373)	(77,373)
Total stockholders’ equity	1,377,486	1,336,931	1,304,142	1,179,172	1,156,073
Total liabilities and stockholders’ equity	$12,433,356	$12,192,299	$11,662,113	$10,677,079	$10,229,332

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Key Metrics
(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Performance Ratios:
Interest rate spread	2.81%	2.90%	2.87%	2.85%	2.90%
Net interest margin	3.18%	3.25%	3.18%	3.13%	3.17%
Return on average assets	1.42%	1.46%	1.48%	0.72%	1.28%
Return on average equity	12.71%	12.98%	13.24%	6.41%	11.21%
Efficiency ratio (company level)	41.38%	41.06%	43.47%	41.78%	41.54%
Average interest-earning assets to average interest-bearing liabilities	125.66%	125.24%	124.25%	125.00%	124.57%
Loans receivable to deposits	91.74%	90.50%	91.76%	91.97%	92.50%
Yield on interest-earning assets	4.37%	4.32%	4.14%	4.02%	3.99%
Cost of interest-bearing liabilities	1.56%	1.42%	1.27%	1.17%	1.09%
Asset and Credit Quality Ratios - Total loans:
Nonperforming loans to loans receivable	0.24%	0.21%	0.19%	0.21%	0.28%
Nonperforming assets to total assets	0.27%	0.24%	0.26%	0.29%	0.38%
ALL to nonperforming assets	161.20%	169.85%	161.18%	150.41%	114.60%
ALL to total gross loans	0.57%	0.57%	0.57%	0.59%	0.59%
Asset and Credit Quality Ratios - New Loans:
Nonperforming new loans to new loans receivable	0.09%	0.06%	0.04%	0.04%	0.05%
New loan ALL to total gross new loans	0.58%	0.58%	0.58%	0.58%	0.57%
Asset and Credit Quality Ratios - Acquired Loans:
Nonperforming acquired loans to acquired loans receivable	2.20%	1.99%	1.83%	4.15%	5.23%
Acquired loan ALL to total gross acquired loans	0.44%	0.39%	0.42%	0.95%	1.01%
Capital Ratios (Company):
Average equity to average total assets	11.2%	11.2%	11.2%	11.3%	11.4%
Tangible average equity to tangible average assets (1)	10.1%	10.1%	10.3%	10.6%	10.6%
Tangible common equity ratio (1)	10.0%	9.9%	10.0%	10.3%	10.6%
Tier 1 leverage ratio	10.4%	10.3%	10.7%	10.5%	10.6%
Tier 1 risk-based capital ratio	11.7%	11.6%	11.6%	11.9%	12.2%
Total risk-based capital ratio	12.2%	12.1%	12.2%	12.4%	12.7%
Capital Ratios (Bank):
Average equity to average total assets	10.2%	10.0%	10.0%	10.1%	10.2%
Tangible common equity ratio	9.1%	9.0%	9.1%	9.0%	9.3%
Tier 1 leverage ratio	9.5%	9.4%	9.7%	9.2%	9.4%
Tier 1 risk-based capital ratio	10.7%	10.6%	10.5%	10.4%	10.8%
Total risk-based capital ratio	11.2%	11.1%	11.1%	11.0%	11.4%

(1) See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Loan Composition
(Unaudited)

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands)
New Loans:
Commercial real estate	$2,528,748	$2,361,475	$2,168,606	$2,103,788	$1,934,246
Owner-occupied commercial real estate	1,134,793	1,119,816	1,074,076	987,781	933,439
1-4 single family residential	2,245,139	2,226,835	2,232,791	2,185,362	2,126,006
Construction, land and development	754,972	708,497	732,551	684,462	682,354
Home equity loans and lines of credit	59,729	60,888	61,856	59,636	52,945
Total real estate loans	$6,723,381	$6,477,511	$6,269,880	$6,021,029	$5,728,990
Commercial and industrial	1,902,045	1,737,485	1,701,651	1,634,372	1,431,445
Consumer	3,976	4,149	4,720	5,984	4,045
Total new loans	$8,629,402	$8,219,145	$7,976,251	$7,661,385	$7,164,480

Acquired ASC 310-30 Loans:
Commercial real estate	$133,778	$137,591	$138,853	$104,335	$111,416
1-4 single family residential	32,240	33,532	35,264	27,513	28,044
Construction, land and development	28,590	29,860	31,188	13,167	13,791
Home equity loans and lines of credit	—	—	202	—	—
Total real estate loans	$194,608	$200,983	$205,507	$145,015	$153,251
Commercial and industrial	19,503	19,972	22,434	12,631	13,145
Consumer	1,259	1,289	1,373	1,423	1,447
Total acquired ASC 310-30 Loans	$215,370	$222,244	$229,314	$159,069	$167,843

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$104,364	$106,523	$111,294	$37,736	$37,896
Owner-occupied commercial real estate	81,408	79,203	82,534	16,100	18,097
1-4 single family residential	148,659	155,792	164,188	57,695	60,374
Construction, land and development	36,881	33,121	32,413	5,889	5,890
Home equity loans and lines of credit	40,131	42,000	42,435	34,589	38,007
Total real estate loans	$411,443	$416,639	$432,864	$152,009	$160,264
Commercial and industrial	46,643	47,307	47,760	5,062	5,284
Consumer	13,950	16,238	18,203	259	334
Total acquired Non-ASC 310-30 Loans	$472,036	$480,184	$498,827	$157,330	$165,882
Total loans	$9,316,808	$8,921,573	$8,704,392	$7,977,784	$7,498,205

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Deposit Composition
(Unaudited)

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,577,741	$1,530,718	$1,478,837	$1,236,685	$1,242,562
Interest-bearing demand deposits	1,207,859	1,498,421	1,375,820	1,454,097	1,232,116
Interest-bearing NOW accounts	410,226	440,896	474,737	363,191	368,796
Savings and money market accounts	2,607,093	2,703,362	2,919,708	3,013,237	2,885,173
Time deposits	4,353,196	3,684,788	3,237,174	2,606,717	2,377,446
Total deposits	$10,156,115	$9,858,185	$9,486,276	$8,673,927	$8,106,093

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended
	September 30, 2018			June 30, 2018
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$92,937	$448	1.91%	$76,323	$367	1.93%
New loans (4)	8,344,858	93,862	4.40%	8,036,916	87,594	4.31%
Acquired loans (4)(5)	691,785	10,275	5.94%	711,663	11,155	6.27%
Investment securities	2,438,498	24,425	3.92%	2,396,679	23,443	3.87%
Total interest-earning assets	$11,568,078	$129,010	4.37%	$11,221,581	$122,559	4.32%
Non-earning assets:
Noninterest-earning assets	552,311			539,358
Total assets	$12,120,389			$11,760,939
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,290,691	$4,093	1.26%	$1,356,018	$4,107	1.21%
Interest-bearing NOW accounts	419,712	1,252	1.18%	474,313	1,253	1.06%
Savings and money market accounts	2,636,801	9,249	1.39%	2,761,374	8,647	1.26%
Time deposits (6)	3,895,326	18,706	1.91%	3,425,429	14,441	1.69%
FHLB advances and other borrowings (6)	963,607	3,072	1.25%	943,033	3,292	1.38%
Total interest-bearing liabilities	$9,206,137	$36,372	1.56%	$8,960,167	$31,740	1.42%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,482,827			$1,415,899
Other liabilities	74,606			64,627
Stockholders’ equity	1,356,819			1,320,246
Total liabilities and stockholders’ equity	$12,120,389			$11,760,939
Net interest income		$92,638			$90,819
Net interest spread			2.81%			2.90%
Net interest margin			3.18%			3.25%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on nonaccrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended September 30,
	2018			2017
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$92,937	$448	1.91%	$39,646	$136	1.36%
New loans (4)	8,344,858	93,862	4.40%	6,982,158	69,709	3.91%
Acquired loans (4)(5)	691,785	10,275	5.94%	341,056	6,756	7.92%
Investment securities	2,438,498	24,425	3.92%	2,134,162	20,215	3.71%
Total interest-earning assets	$11,568,078	$129,010	4.37%	$9,497,022	$96,816	3.99%
Non-earning assets:
Noninterest-earning assets	552,311			473,981
Total assets	$12,120,389			$9,971,003
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,290,691	$4,093	1.26%	$1,147,669	$2,694	0.93%
Interest-bearing NOW accounts	419,712	1,252	1.18%	398,322	763	0.76%
Savings and money market accounts	2,636,801	9,249	1.39%	2,885,716	6,901	0.95%
Time deposits (6)	3,895,326	18,706	1.91%	2,161,905	6,776	1.24%
FHLB advances and other borrowings (6)	963,607	3,072	1.25%	1,030,437	3,901	1.48%
Total interest-bearing liabilities	$9,206,137	$36,372	1.56%	$7,624,049	$21,035	1.09%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,482,827			$1,149,981
Other liabilities	74,606			59,139
Stockholders’ equity	1,356,819			1,137,834
Total liabilities and stockholders’ equity	$12,120,389			$9,971,003
Net interest income		$92,638			$75,781
Net interest spread			2.81%			2.90%
Net interest margin			3.18%			3.17%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on nonaccrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

	Year to Date September 30,
	2018			2017
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$76,772	$1,052	1.83%	$41,592	$344	1.11%
New loans	8,047,963	261,799	4.29%	6,675,685	192,975	3.81%
Acquired loans (4)(5)	620,564	28,553	6.13%	354,928	21,595	8.11%
Investment securities	2,347,762	68,722	3.86%	2,048,977	57,697	3.71%
Total interest-earning assets	$11,093,061	$360,126	4.28%	$9,121,182	$272,611	3.95%
Non-earning assets:
Noninterest-earning assets	525,758			471,602
Total assets	$11,618,819			$9,592,784
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,352,846	$12,041	1.19%	$1,078,718	$6,694	0.83%
Interest-bearing NOW accounts	446,679	3,483	1.04%	407,504	1,874	0.61%
Savings and money market accounts	2,796,710	26,264	1.26%	2,916,855	18,874	0.87%
Time deposits (6)	3,385,615	43,609	1.72%	2,106,550	18,835	1.20%
FHLB advances and other borrowings (6)	887,321	9,089	1.35%	900,523	8,996	1.32%
Total interest-bearing liabilities	$8,869,171	$94,486	1.42%	$7,410,150	$55,273	1.00%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,384,722			$1,056,011
Other liabilities	62,634			46,430
Stockholders’ equity	1,302,292			1,080,193
Total liabilities and stockholders’ equity	$11,618,819			$9,592,784
Net interest income		$265,640			$217,338
Net interest spread			2.86%			2.95%
Net interest margin			3.20%			3.19%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on nonaccrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Adjusted Net Income
(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands)
Net Income	$43,480	$42,734	$40,099	$18,964	$32,160
Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	(184)	116	(1,404)	211	690
Noninterest expenses
Salaries and employee benefits	36	2,031	826	115	51
Occupancy and equipment	—	436	3	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	3,000	9	911	148	—
Data processing and network fees	332	4	539	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	292	207	277	65	125
Taxes:
Tax Effect of adjustments (1)	19	646	(3,398)	16,212	2,541
Adjusted Net Income	$47,343	$45,951	$40,661	$35,293	$34,187

Average assets	$12,120,389	$11,760,939	$10,962,404	$10,382,043	$9,971,003
ROA (2)	1.42%	1.46%	1.48%	0.72%	1.28%
Adjusted ROA (3)	1.55%	1.57%	1.50%	1.35%	1.36%

(1) Tax effected at marginal income tax rate of 25% except for non tax deductible and discreet items. Adjusted tax rate of 25% for full-year 2017 and 20-23% for full-year 2018.
(2) Return on assets: Annualized net income / average assets
(3) Adjusted return on assets: Annualized adjusted net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Adjusted Efficiency Ratio
(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands)
Reported: Net interest income	$92,638	$90,819	$82,183	$78,114	$75,781
FTE adjustment	554	543	479	1,245	1,357
Adjusted net interest income	$93,192	$91,362	$82,662	$79,359	$77,138

Reported: Noninterest income	$8,764	$7,954	$7,223	$7,731	$8,425
FTE adjustment	480	474	456	879	894
Less: Gain on investment securities	(184)	116	(1,404)	211	690
Adjusted noninterest income	$9,428	$8,312	$9,083	$8,399	$8,629
Reported: Noninterest expense	$42,328	$40,926	$39,161	$36,119	$35,239
Less:
Salaries and employee benefits	36	2,031	826	115	51
Occupancy and equipment	—	436	3	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	3,000	9	911	148	—
Data processing and network fees	332	4	539	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	292	207	277	65	125
Adjusted noninterest expense	$38,668	$38,239	$36,605	$35,791	$35,063
Efficiency ratio (1)	41.38%	41.06%	43.47%	41.78%	41.54%
Adjusted efficiency ratio (2)	37.32%	37.99%	39.58%	40.49%	40.58%

(1) Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2) Adjusted efficiency ratio: Adjusted noninterest expense less amortization of intangibles / (adjusted noninterest income + adjusted net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands, except share and per share data)
Total assets	$12,433,356	$12,192,299	$11,662,113	$10,677,079	$10,229,332
Less:
Goodwill and other intangible assets	146,742	147,113	147,738	84,872	85,127
Tangible assets	$12,286,614	$12,045,186	$11,514,375	$10,592,207	$10,144,205
Total stockholders’ equity	$1,377,486	$1,336,931	$1,304,142	$1,179,172	$1,156,073
Less:
Goodwill and other intangible assets	146,742	147,113	147,738	84,872	85,127
Tangible stockholders’ equity	$1,230,744	$1,189,818	$1,156,404	$1,094,300	$1,070,946
Shares outstanding	46,809,305	46,765,902	46,620,627	44,380,580	43,728,302
Tangible book value per share	$26.29	$25.44	$24.80	$24.66	$24.49
Average assets	$12,120,389	$11,760,939	$10,962,404	$10,382,043	$9,971,003
Average equity	$1,356,819	$1,320,246	$1,228,400	$1,173,488	$1,137,834
Average goodwill and other intangible assets	$146,934	$147,525	$105,988	$84,996	$85,257
Tangible average equity to tangible average assets	10.1%	10.1%	10.3%	10.6%	10.6%
Tangible common equity ratio	10.0%	9.9%	10.0%	10.3%	10.6%

For questions please contact:
Matthew Paluch
305-668-5420
IR@fcb1923.com